UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2018

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, the Board of Directors (the “Board”) of Bio-Path Holdings, Inc. (the “Company”), increased the size of the Board from four members to five members. Also on February 1, 2018, the Board appointed Paul Aubert to the Board to fill the newly created vacancy resulting from the increase in the size of the Board. The Board also appointed Mr. Aubert as a member of the Company’s audit committee (the “Audit Committee”). The Board has determined that Mr. Aubert is an independent director (as defined in Nasdaq Rule 5605(a)(2)).

Mr. Aubert has served as the sole Shareholder of a private law practice since June 2014. He also serves as a part-time General Counsel to four companies, including one in the medical device space.  From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company.  Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012.  Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998.  Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

In connection with his appointment to the Board, the Company and Mr. Aubert agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors. In addition, Mr. Aubert will participate in the Company’s non-employee director compensation programs, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Director Compensation.”

There is no arrangement or understanding between Mr. Aubert and any other person pursuant to which Mr. Aubert was appointed as a director. There are no transactions involving Mr. Aubert requiring disclosure under Item 404(a) of Regulation S-K.

On February 2, 2018, the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notified the Company that with Mr. Aubert’s appointment to the Board and the Audit Committee, Nasdaq determined that the Company has regained compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Board and Audit Committee.

Item 7.01	Regulation FD Disclosure.

On February 5, 2018, the Company issued a press release titled, “Bio-Path Holdings Appoints Paul Aubert to its Board of Directors.” A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

Number	Description

99.1	Press Release dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: February 5, 2018	By:	/s/ Peter H. Nielsen
Peter H. Nielsen President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press Release dated February 5, 2018